Exhibit B

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER, AT THE COMPANY’S EXPENSE), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $4,559,842.41	Issue Date: August 26, 2011

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, RADIENT PHARMACEUTICALS CORPORATION, a Delaware corporation (hereinafter called “Debtor”), hereby promises to pay to the order of ALPHA CAPITAL ANSTALT (the “Holder”), with an address at Pradafant 7, 9490 Furstentums, Vaduz, Lichtenstein, Fax: 011-42-32323196, without demand, the sum of Four Million Five Hundred Fifty Nine Thousand Eight Hundred Forty Two Dollars Forty One Cents ($4,559,842.41) (“Principal Amount”), with interest accruing thereon, on April 15, 2013 (the “Maturity Date”), if not sooner paid or modified as permitted herein.

This Convertible Promissory Note (the “Note”)  has been entered into pursuant to the terms of a Final Settlement Agreement by and among the Debtor, the Holder and another holder (the “Other Holder”) of a convertible promissory note (the “Other Note”), dated of even date herewith (the “Final Settlement Agreement”), for an aggregate Principal Amount of $8,056,258.32.  Unless otherwise separately defined herein, each capitalized term used in this Note shall have the same meaning as set forth in the Final Settlement Agreement.  The following terms shall apply to this Note:

ARTICLE I
GENERAL PROVISIONS

1.1           Interest Rate.  Interest payable on this Note shall accrue at the annual rate of eight percent (8%) from the Issue Date through the Maturity Date.  Interest shall be payable on each Installment Payment Date and on the Maturity Date, accelerated or otherwise, when the Principal Amount and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

1.2           Default Interest.  After the Maturity Date and during the pendency of an Event of Default (as described in Article III), a default interest rate of eighteen percent (18%) per annum shall be in effect.

1.3           Conversion Privileges.  The Conversion Rights (as set forth in Article II) shall remain in full force and effect immediately from the Issue Date and until the Note is paid in full regardless of the occurrence of an Event of Default.  This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof.

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER, AT THE COMPANY’S EXPENSE), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $3,496,415.91	Issue Date: August 26, 2011

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, RADIENT PHARMACEUTICALS CORPORATION, a Delaware corporation (hereinafter called “Debtor”), hereby promises to pay to the order of WHALEHAVEN CAPITAL FUND, LTD (the “Holder”), with an address at 560 Sylvan Avenue, Suite 3170, Englewood Cliffs, NJ 07632 Fax (201) 408–5125, without demand, the sum of Three Million Four Hundred Ninety Six Thousand Four Hundred Fifteen Dollars Ninety One Cents ($3,496,415.91) (“Principal Amount”), with interest accruing thereon, on April 15, 2013 (the “Maturity Date”), if not sooner paid or modified as permitted herein.

This Convertible Promissory Note (the “Note”)  has been entered into pursuant to the terms of a Final Settlement Agreement by and among the Debtor, the Holder and another holder (the “Other Holder”) of a convertible promissory note (the “Other Note”), dated of even date herewith (the “Final Settlement Agreement”), for an aggregate Principal Amount of $8,056,258.32.

Unless otherwise separately defined herein, each capitalized term used in this Note shall have the same meaning as set forth in the Final Settlement Agreement.  The following terms shall apply to this Note:

ARTICLE I
GENERAL PROVISIONS

1.1           Interest Rate.  Interest payable on this Note shall accrue at the annual rate of eight percent (8%) from the Issue Date through the Maturity Date.  Interest shall be payable on each Installment Payment Date and on the Maturity Date, accelerated or otherwise, when the Principal Amount and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

1.2           Default Interest.  After the Maturity Date and during the pendency of an Event of Default (as described in Article III), a default interest rate of eighteen percent (18%) per annum shall be in effect.

1.3           Conversion Privileges.  The Conversion Rights (as set forth in Article II) shall remain in full force and effect immediately from the Issue Date and until the Note is paid in full regardless of the occurrence of an Event of Default.  This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof.

1.4           Minimum Installment Amount Payments.  Amortizing payments of the outstanding Principal Amount of this Note shall commence on January 31, 2012 and on the last Business Day of each subsequent month thereafter (each, an “Installment Payment Date”) until the Principal Amount has been repaid in full, whether by the payment of cash or by the conversion of such Principal Amount into Common Stock pursuant to the terms hereof.  On each Installment Payment Date, the Debtor shall make payments to the Holder in an amount equal to six and one-quarter percent (6.25%) of the initial Principal Amount of this Note, plus accrued interest and any other amounts which are then owing under this Note that have not been paid (collectively, the “Installment Amount”).  In lieu of cash, at the Debtor’s sole election, the Debtor shall have the absolute right and option to pay all or any portion of any one or more Installment Amount in shares of Debtor’s Common Stock; provided, that (a) such Common Stock is, when issued and delivered, Non-Restricted Shares, (b) such Non-Restricted Shares are delivered within five (5) Trading Days of each Installment Payment Date (c) such Non-Restricted Shares are in an amount that shall not exceed the limitations set forth in Section 8 of the Final Settlement Agreement, and (d) no Event of Default, nor event that through the giving of notice or passage of time would constitute and Event of Default is pending and continuing  If paid in Common Stock, the total amount of Common Stock to be delivered as payment of the any Installment Amount shall be determined by dividing the Installment Amount being paid by 80% of the average of the three lowest VWAPs for the 20 Trading Days preceding the applicable Installment Payment Date.  The obligation of the Debtor’s legal counsel to issue opinion letters as may be required by any transfer agent of the Debtor’s Common Stock is subject to the Holder’s execution and delivery of customary seller’s representation letters at the time of resale of such Non-Restricted Shares.  In no event shall the Debtor be required to pay in cash any Installment Amount or any other amount payable under this Note if the inability to issue Common Stock arises by virtue of the application of Section 8 of the Final Agreement.

1.5           Credit for Conversions.  Amounts of conversions made by the Debtor or Holder pursuant to Section 1.4, Section 2.1 or Article III shall be applied first against outstanding fees and damages, then outstanding interest and then to Principal Amount of any not yet due Installment Amounts at the discretion of the Holder.  Any Principal Amount, interest and any other sum arising under this Note and the Final Settlement Agreement that remains outstanding on the Maturity Date shall be due and payable on the Maturity Date.

1.6           Incorporation by Reference.    All of the terms and conditions of the Final Agreement, including the provisions of Section 8 thereof, are hereby incorporated by this reference in this Note.

ARTICLE II
CONVERSION RIGHTS

The Holder shall have the right to convert the Principal Amount and any interest due under this Note into shares of the Debtor’s Common Stock, $0.001 par value per share (“Common Stock”), as set forth below.

2.1.         Conversion into the Debtor’s Common Stock.

(a)           The Holder shall have the right from and after the Issue Date until this Note is fully paid, to convert any outstanding and unpaid portion of the Principal Amount of this Note, and accrued but unpaid interest, at the election of the Holder (the date of giving of such notice of conversion being a “Conversion Date”) into fully paid and non-assessable shares of Common Stock, or any shares of capital stock of Debtor into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof, determined as provided herein.  Upon delivery to the Debtor of a completed notice of conversion, a form of which is annexed hereto as Exhibit A (the “Notice of Conversion”), Debtor shall issue and deliver to the Holder within five (5) Trading Days after the Conversion Date (such fifth day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing.  The Holder will not be required to surrender the Note to the Debtor until the Note has been fully converted or satisfied.  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the Principal Amount of the Note and accrued but unpaid interest, if any, to be converted, by the Conversion Price (as defined herein).  The shares of Common Stock to be delivered pursuant to a Notice of Conversion shall, when converted and delivered on and after November 2, 2011, be Non-Restricted Shares.

(b)           Subject to adjustment as provided in Section 2.1(c) hereof, the conversion price (“Conversion Price”) shall be 80% of the average of the three lowest VWAPs for the 20 Trading Days preceding the Conversion Date.

(c)          The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a) hereof, shall be subject to adjustment from time to time upon the happening of certain events while this conversion right (the “Conversion Rights”) remains outstanding, as follows:

A.           Merger, Sale of Assets, etc.  If (A) the Debtor effects any merger or  consolidation of the Debtor with or into another entity, (B) the Debtor effects any sale of all or substantially all of its assets in one or a series of related transactions,  (C) any tender offer or exchange offer (whether by the Debtor or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Debtor consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Debtor), or (F) the Debtor effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than a reverse merger) (in any such case, a “Fundamental  Transaction”), this Note, as to the unpaid portion of the Principal Amount and accrued interest thereon, if any, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the Conversion Rights immediately prior to such Fundamental Transaction.  The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

B.           Reclassification, etc.  If the Debtor at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid portion  of the Principal Amount  and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C.           Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

D.           Share Issuance.  So long as this Note is outstanding, if the Debtor shall issue any Common Stock, prior to the complete conversion or payment of this Note, for a consideration per share that is less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced to such other lower issue price.  For purposes of this adjustment, the issuance of any security or debt instrument of the Debtor carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. Common Stock issued or issuable by the Debtor for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock.  The reduction of the Conversion Price described in this paragraph is in addition to the other rights of the Holder described in the Final Settlement Agreement.

(d)           Whenever the Conversion Price is adjusted pursuant to Section 2.1(c) above, the Debtor shall promptly, but not later than the fifth (5th) Business Day after the effectiveness of the adjustment, provide notice to the Holder setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.  Failure to provide the foregoing notice is an Event of Default under this Note.

(e)           During the period the Conversion Rights exists, Debtor will reserve from its authorized and un-issued Common Stock on behalf of the Holder and Other Holder not less than 175,000,000 shares of Common Stock and such other Common Stock as described in the Final Settlement Agreement.  Debtor represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Debtor agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.2           Method of Conversion.  This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof.  Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Debtor to the Holder for the balance of the Principal Amount of this Note and accrued but unpaid interest which shall not have been converted or paid, upon surrender of the existing Note.

ARTICLE III
ACCELERATION AND REDEMPTION

3.1.           Redemption.  Upon ten 10 days prior written notice, the Debtor may redeem this Note by payment to the Holder of all sums owed pursuant to this Note (“Redemption Payment”) in cash.  The Redemption Payment may only be made by wire transfer.  Until the Holder receives the Redemption Payment, Holder shall retain the Conversion Rights and shall be permitted to convert any amount owed pursuant to this Note.  A Redemption Payment may not be made with respect to any amount for which Holder has submitted a Notice of Conversion prior to Holder’s receipt of the Redemption Payment.

3.2.           Fundamental Transaction.  Upon the occurrence of a Fundamental Transaction, then in addition to the Holder’s rights described in Section 2.1(c)(A), until twenty (20) business days after the Debtor notifies the Holder of the occurrence of the Fundamental Transaction, the Holder may elect to accelerate the Maturity Date as of the date of the Fundamental Transaction and receive payment for the then outstanding Principal Amount, and any other amounts owed to the Holder pursuant to the Final Agreement in the form of Common Stock of the Debtor.

ARTICLE IV
EVENT OF DEFAULT

The occurrence and, except with respect to Section 4.1 below, continuation of any of the following events of default (“Event of Default”) occurring after the Issued Date, shall, at the option of the Holder hereof, make all sums of the Principal Amount and accrued but unpaid interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived, except as set forth below:

4.1           Failure to Pay Principal Amount or Interest.  The Debtor fails to timely pay any amounts (including delivery of Common Stock pursuant to Section 1.4 and Article II hereof) due under this Note.

4.2           Breach of Covenant.  The Debtor breaches any material covenant or other term or condition of the Final Settlement Agreement or this Note, except for a breach of payment, in any material respect and such breach, if subject to cure, continues for a period of twenty (20) days after written notice to the Debtor from the Holder.

4.3           Breach of Representations and Warranties.  Any material representation or warranty of the Debtor made herein or the Final Settlement Agreement shall be false or misleading in any material respect.

4.4           Liquidation.  Any dissolution, liquidation or winding up by Debtor or a subsidiary of a substantial portion of their business.

4.5           Cessation of Operations.  Any cessation of operations by Debtor or a subsidiary.

4.6           Maintenance of Assets.  The failure by Debtor or any subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) and such breach is not cured with fifteen (15) days after written notice to the Debtor from the Holder.

4.7           Receiver or Trustee.  The Debtor or any subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

4.8           Judgments.  Any money judgment, writ or similar final process shall be entered or made in a non-appealable adjudication against Debtor or any subsidiary or any of its property or other assets for more than $100,000 in excess of the Debtor’s insurance coverage, unless stayed vacated or satisfied within thirty (30) days.

4.9           Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Debtor or any subsidiary.

4.10         Delisting.  An event resulting in the Common Stock no longer being quoted on the OTC Markets Group, Inc. (the “OTC”); failure to comply with the requirements for continued quotation on the OTC for a period of seven (7) consecutive Trading Days; or notification from the OTC that the Debtor is not in compliance with the conditions for such continued quotation and such non-compliance continues for seven (7) days following such notification.

4.11         Non-Payment.  A default by the Debtor or any subsidiary under any one or more obligations in an aggregate monetary amount in excess of $100,000 for more than twenty (20) days after the due date, unless the Debtor or such subsidiary is contesting the validity of such obligation in good faith.

4.12         Stop Trade.  A Commission or judicial stop trade order or OTC suspension that lasts for ten (10) or more consecutive Trading Days.

4.13         Failure to Deliver Common Stock or Replacement Note.  Debtor’s failures to deliver Common Stock to the Holder pursuant to and in the form required by this Note within five (5) Trading Days of the date of any Installment Payment Date or date of delivery of a Notice of Conversion or, if required, a replacement Note within five (5) Trading Days following a partial conversion.

4.14         Reservation Default.  Failure by the Debtor to have reserved for issuance upon conversion of the Note or as described in the Final Settlement Agreement, the number of shares of Common Stock as set forth in the Final Settlement Agreement and this Note, and such failure shall continue for a period of twenty (20) Trading Days.

4.15         Financial Statement Restatement.  The restatement after the date hereof of any financial statements filed by the Debtor with the Commission for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statements, have constituted a material adverse effect.  For the avoidance of doubt, any restatement related to new accounting pronouncements, including without limitation, for derivative accounting shall not constitute a default under this Section 4.15.

4.16         Reverse Splits.  The Debtor effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.

4.17         Notification Failure.  A failure by Debtor to notify Holder of any material event of which Debtor is obligated to notify Holder pursuant to the terms of this Note or the Final Settlement Agreement.

4.18         Cross Default.  A default by the Debtor of a material term, covenant, warranty or undertaking of any other material agreement to which the Debtor and Holder are parties, or the occurrence of an event of default under any such other agreement to which Debtor and Holder are parties which is not cured after any required notice and/or cure period.

4.19         Other Note Default.  The occurrence and continuation of an Event of Default under the Other Note.

4.20         Unavailability of Rule 144(b)(1)(i).    Due to the Debtor’s non-compliance with the requirements of paragraph (c)(i) of Rule 144, the Holder shall not have available to it the provisions of Section 144(b)(1)(i) of Rule 144 promulgated under the 1933 Act, unless such unavailability is due to Holder’s status as an Affiliate or “control person” of the Debtor, or as a result of any amendment or change to Rule 144 or other securities laws.

ARTICLE V
MISCELLANEOUS

5.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Debtor to: Radient Pharmaceuticals Corporation, 2492 Walnut Avenue, Suite 100 Tustin, California  92780, Attn: Douglas C. MacLellan, CEO facsimile: (714) 505–4464, with a copy by fax only to (which shall not constitute notice): Hunter Taubman Weiss LLP, 17 State Street, Suite 2000, New York, NY 10004, Attn: Stephen A. Weiss, Esq., facsimile: (212) 202–6380, and (ii) if to the Holder to the name, address and facsimile number set forth on the front page of this Note, with copies, with an additional copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697–3575.

5.3           Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4           Assignability.  This Note shall be binding upon the Debtor and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.  The Debtor may not assign its obligations under this Note without the written consent of the Holder.

5.5           Cost of Collection.  If default is made in the payment of this Note, Debtor shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

5.6           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party hereto against the other concerning the transactions contemplated by this Agreement must be brought only in the United States District Court for Southern District of New York.  Both parties hereto and the individual signing this Agreement on behalf of the Debtor agree to submit to the jurisdiction of such court.  The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.  Nothing contained herein shall be deemed or operate to preclude the Holder from enforcing a judgment or other decision in favor of the Holder.  The Debtor acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Note were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Holder shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Note and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

5.7           Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Debtor to the Holder and thus refunded to the Debtor.

5.8           Non-Business Days.  Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

5.9           Shareholder Status.  The Holder shall not have rights as a shareholder of the Debtor with respect to unconverted portions of this Note.  However, the Holder will have the rights of a shareholder of the Debtor with respect to the shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Debtor.

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IN WITNESS WHEREOF, Debtor has caused this Note to be signed in its name by an authorized officer as of the 23rd day of August, 2011.

RADIENT PHARMACEUTICALS CORPORATION

By:
Name:
Title:

WITNESS:

______________________________________

 EXHIBIT A - NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the Principal Amount and $_________ of the interest due on the Note issued by Radient Pharmaceuticals Corporation on August 23, 2011 into shares of Common Stock of Radient Pharmaceuticals Corporation (the “Debtor”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:____________________________________________________________________________________

Conversion Price:_____________________________________________________________________________________

Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 10% of the outstanding Common Stock of Radient Pharmaceuticals Corporation.

Shares To Be Delivered:________________________________________________________________________________

Signature:__________________________________________________________________________________________

Print Name:_________________________________________________________________________________________

Address:___________________________________________________________________________________________

   __________________________________________________________________________________________